Exhibit 99.1


          NEWS BULLETIN
                                   RE: Headwaters Incorporated
             FROM:                     10653 South Riverfront Parkway, Suite 300
                                       South Jordan, UT 84095
           FINANCIAL                   (801) 984-9400
        RELATIONS BOARD                NASDAQ: HDWR
--------------------------------------------------------------------------------

FOR FURTHER INFORMATION

AT THE COMPANY:                    AT FINANCIAL RELATIONS BOARD:
Sharon Madden                      Tricia Ross
Director of Investor Relations     Analyst Contact
(801) 984-9400                     (617) 520-7064


FOR IMMEDIATE RELEASE:
November 10, 2004

                        HEADWATERS INCORPORATED ANNOUNCES
                         RECORD RESULTS FOR FISCAL 2004

                   o 43% Increase in Revenues to $554 Million
                  o 76% Increase in Net Income to $64 Million
             o Fiscal Year 2004 Diluted Earnings per Share of $1.95
                   o Record Quarterly Revenues and Net Income


SOUTH JORDAN, UTAH, November 10, 2004 - HEADWATERS INCORPORATED (NASDAQ: HDWR), today announced results for its fourth quarter and fiscal year ended September 30, 2004. Highlights for the fourth quarter of fiscal 2004 included:

         o Acquisition of Tapco improves Headwaters' construction materials infrastructure, distribution network, and margins.
         o Acquisition of Southwest Concrete Products strengthens Headwaters' presence in the Texas institutional / commercial construction block market.
         o Joint venture with Degussa marks a milestone in the development of Headwaters' nanocatalyst technologies.

Highlights for Fiscal 2004 included:

         o Organic earnings per share growth for the year (excluding the effect of Fiscal 2004 acquisitions) exceeded 34%.
         o Revenues, earnings and cash flow further diversified through strategic acquisitions of industry leading, high margin businesses.
         o        Significantly enhanced platform for continued growth in 2005.
         o        Generated $95 million of cash flow from operations.

                                    - more -

Headwaters Incorporated
Page 2 of 7


Total revenue for the fourth quarter ended September 2004, which included the effect of acquisitions, was $198.6 million, up 86% from $106.5 million reported in the September 2003 quarter. Operating income increased 94% to $39.9 million from $20.6 million for the September 2003 quarter. Net income increased to $19.5 million or $0.57 per diluted share, compared with $11.2 million or $0.40 per diluted share in the prior year's fourth quarter.

Total revenue for the year ended September 30, 2004 was $554.0 million, up 43% from $387.6 million reported for the year ended September 30, 2003. Operating income for the year ended September 30, 2004 increased 66% to $127.8 million from $77.1 million for the year ended September 30, 2003. Net income for the year ended September 30, 2004 increased to $64.3 million or $1.95 per diluted share, compared with $36.6 million or $1.30 per diluted share for the year ended September 30, 2003. The earnings per share increase includes one-time license fee revenue recognized in the March quarter from funds held in an escrow account, resulting in an increase of approximately $0.25 of diluted earnings per share.

Construction Materials Performance

Revenues from the construction materials segment were $84.1 million during the September 2004 quarter, with a gross margin (gross margin percentage is calculated as follows: subtract cost of revenues from revenues, and divide the number so derived by revenues) of 34%, compared to revenue of $13.3 million and a gross margin of 24% for the September 2003 quarter. The 2004 fourth quarter revenues included three months of operations from Eldorado Stone and Southwest Concrete Products ("SCP") acquired in June and early July 2004, respectively, but only 23 days of Tapco's revenues (acquisition date of September 8, 2004). Tapco will have a greater effect on this segment's operations in future quarters, when its results will be included for the entire period. All of the acquired companies have a pronounced seasonal impact on Headwaters' revenue and net income. The seasonality has a more significant impact on net income than on revenues because of the relationship between fixed and variable costs.

CCP Performance

During the September 2004 quarter, revenues from Headwaters' coal combustion products ("CCPs") segment were $66.8 million with a gross margin of 29% compared to revenue of $54.5 million with a gross margin of 29% for the September 2003 quarter. Sales of high value coal combustion products for the September 2004 quarter totaled approximately 2.1 million tons, compared to approximately 1.9 million tons in the September 2003 quarter, resulting in an 11% increase in tons of high value coal combustion products sold. The U.S. market for CCPs continues to demonstrate increasing awareness of the environmental and economic benefits of high value fly ash.

Headwaters Energy Services Performance

Chemical reagent sales increased 13% in the September 2004 quarter to $34.2 million, compared to $30.3 million in the September 2003 quarter. Energy Services' license fees for the September 2004 quarter increased 70% to $13.4 million from $7.9 million in 2003.

During the September 2004 quarter, Energy Services' licensees sold 10.3 million tons of solid alternative fuel. This compares to 9.4 million tons sold in the

                                     -more-

Headwaters Incorporated
Page 3 of 7


September 2003 quarter and 10.4 million tons sold in the June 2004 quarter. Energy Services sold 25.2 million pounds of chemical reagent in the September 2004 quarter, compared to 22.5 million pounds in the September 2003 quarter and
26.0 million pounds in the June 2004 quarter. The 10.3 million tons of fuel sold was produced at 23 of the 28 licensed facilities, resulting in average quarterly production of 468,000 tons per facility. The highest number of tons produced from any one facility in the quarter was 857,000, and the lowest was 23,000. Energy Services sold chemical reagent to a total of 31 facilities. Of the 31 facilities, 18 were licensee facilities and 13 were solely chemical reagent sale facilities.

In addition, Headwaters purchased a minority interest in a Section 29 facility currently operating in West Virginia. Energy Services will provide reagent to the facility. Headwaters will begin to recognize its portion of the operating expenses and the tax credits generated by the facility in the December 2004 quarter. The net effect of the annual operating expenses and the tax credits is expected to be a positive contribution of $0.08 - $0.09 diluted earnings per share, based upon current operating levels at the facility and projections prepared from this information.

Growth Profile

Headwaters acquired VFL Technologies on April 9, 2004, Eldorado Stone on June 2, 2004, SCP on July 2, 2004, and Tapco Holdings on September 8, 2004. These acquisitions significantly broaden the scope of products and services Headwaters offers, particularly in the construction materials segment. Consistent with Headwaters' diversification strategy, revenue from the Section 29 business of Energy Services has declined as a percentage of total revenue. On a pro forma basis, including all of the fiscal 2004 acquisitions as if they had occurred on October 1, 2003, Headwaters' revenue that is dependent on Section 29 has declined from over 90% in 2002 to approximately 23% for the year ended September 30, 2004.

The following table shows the actual, organic, and pro forma percentage growth in net income during the quarter and fiscal year over the same period in Fiscal 2003. The organic information assumes none of the acquisitions occurred in Fiscal 2004 and the pro forma information assumes all of the acquisitions occurred on October 1, 2003.

                                          Actual       Organic     Pro forma
-------------------------------------- ------------ ------------ -------------
Quarter ended September 30, 2004            74%          25%          105%
-------------------------------------- ------------ ------------ -------------
Year ended September 30, 2004               76%          58%           99%
-------------------------------------- ------------ ------------ -------------


Technology Innovation Group and New Product Development

Highlights of Headwaters technology development during fiscal 2004 include the following:

         o        Successful completion of pilot plant testing on HC3
                  nanocatalyst heavy oil upgrading technology.
         o        Joint venture with Degussa for pilot plant testing of
                  Headwaters hydrogen peroxide nanocatalyst.
         o Construction of Flexcrete manufacturing facility - currently on track for completion by January.

                                     -more-

Headwaters Incorporated
Page 4 of 7


         o Installation of ammonia slip mitigation technology on a commercial scale.
         o Direct coal liquefaction payment received from Shenhua and continuation of construction of the first commercial facility using Headwaters' technology.
         o Successful completion of pilot plant tests for use of nanocatalysts to reduce NOX.
         o Joint venture with Rentech resulting in state-of-the-art gas to liquids technology.

Indebtedness

In connection with the Tapco acquisition in September 2004, Headwaters restructured its senior debt by repaying its then-existing senior debt and entering into a new senior secured credit facility, the details of which were finalized in October 2004. The major components of Headwaters' long term debt structure are as follows:

(in millions)                                           Amount           Interest Rate             Maturity
------------------------------------------------- ------------------- --------------------- -----------------------
Senior secured first lien term loan                     $640.0           LIBOR + 3.25%            April 2011
Second lien term loan                                   $150.0            LIBOR + 5.5%          September 2012
Senior subordinated convertible debt                    $172.5               2.875%               June 2011
Senior  revolving credit facility (none of which
is outstanding)                                          $60.0            LIBOR + 2.5%          September 2009
------------------------------------------------- ------------------- --------------------- -----------------------

The following table highlights certain debt coverage and balance sheet ratios using period end balances and the trailing twelve months ("TTM") earnings before net interest expense, taxes, depreciation and amortization ("EBITDA"):

                                                                     Pro forma
                                            9/30/03     6/30/04       9/30/04
---------------------------------------- ------------- ----------- -------------
Total Indebtedness to EBITDA(a)              1.53          1.88         4.16
EBITDA to Required Interest Payments(a)      7.73         15.79         4.60
Current Ratio(a)                             1.19          1.58         1.30
Total Debt to Equity(a)                      0.96          0.80         3.16
---------------------------------------- ------------- ----------- -------------

         (a) See "Total long-term debt, before amortized debt discount," and "Current Ratio" calculations in financial tables that follow. The pro forma September 2004 calculation of Total Indebtedness to EBITDA assumes all of the 2004 acquisitions occurred on October 1, 2003. Pro forma EBITDA for the trailing twelve months ended September 30, 2004 of $233.8 is derived as follows (in millions of dollars): Net income of $72.9 plus net interest expense of $63.1, income taxes of $45.6, and depreciation and amortization of $52.2.

Commentary and Outlook

When Headwaters provided its fiscal 2005 earnings forecast on September 8, 2004, it indicated that the "forecast could be adjusted based upon the results of FASB's Emerging Issues Task Force's ("EITF") review of contingent convertible debt instruments." In October 2004, the EITF issued its final determination that the shares represented by contingently convertible securities must be included in fully diluted earnings per share calculations for periods ending after

                                     -more-

Headwaters Incorporated
Page 5 of 7


December 15, 2004. Accordingly, Headwaters will include 5.75 million additional shares in its EPS calculation, on an if-converted basis, commencing with the December 31, 2004 quarter and will retroactively restate earnings for its June 30, 2004 and September 30, 2004 quarters. The following table illustrates the impact of the EITF ruling and also presents Headwaters' revised forecast for earnings for 2005. Headwaters' original guidance of $2.20 to $2.30 was revised upwards by $0.08 - $0.09 to account for the acquisition of a partial interest in a synthetic fuel facility and upwards by approximately $0.03 to reflect continued strong performance of its business units.

                                                        Expected amounts without EITF      Retroactive adoption to
                                                              accounting change            June 2004 of EITF Ruling
------------------------------------------------------ --------------------------------- -----------------------------
Net Income for Fiscal 2004                                      $64.3 million                   $64.3 million
Fiscal 2004 Diluted Earnings Per Share                              $1.95                           $1.88
Less:  One-time earnings events in the
    March 31, 2004 quarter                                         ($0.25)                         ($0.25)
EPS without one-time earnings events                                $1.70                           $1.63
Revised Earnings Per Share Forecast                             $2.28 to $2.39                  $2.00 to $2.10
------------------------------------------------------ --------------------------------- -----------------------------

The EITF ruling has no substantive effect on Headwaters' business operations, operating income, net income, or cash flow. If the EITF Ruling were adopted retroactive to October 1, 2003 as if the convertible notes were issued then, the "without one-time earnings events" earnings per share would be approximately $1.44 and would result in a growth rate of 39% to 46% when compared to the Fiscal 2005 diluted earnings per share guidance of $2.00 to $2.10, respectively.

Since 2002, Headwaters' business has reflected seasonality factors associated with its construction materials and CCP segments. The acquisitions completed during Fiscal 2004 added to the seasonality of Headwaters' business. Although it has not been Headwaters' practice to provide quarterly estimates and the Company does not intend to provide quarterly estimates going forward, management believes it is important to provide some initial quarterly guidance for Fiscal 2005 to clarify the seasonality of Headwaters' business. Accordingly, Headwaters' estimated quarterly revenue and earnings per share for Fiscal 2005, as a percent of the respective estimated totals for the fiscal 2005 year, are as follows:

                                           Revenue          Earnings Per Share
------------------------------------- ------------------- ----------------------
December 31, 2004 quarter                 20% - 22%              13% - 15%
March 31, 2005 quarter                    21% - 23%              16% - 18%
June 30, 2005 quarter                     27% - 29%              31% - 33%
September 30, 2005 quarter                28% - 30%              36% - 38%
------------------------------------- ------------------- ----------------------

Steven G. Stewart, Headwaters' Chief Financial Officer, stated, "We have just completed the best financial quarter and fiscal year in the history of Headwaters. Our goal of diversifying the Company is clearly on track, having reduced dependence on Section 29 to approximately 23% of pro forma revenue for the year ended September 30, 2004, assuming all of the Fiscal 2004 acquisitions had occurred on October 1, 2003. We utilized debt to further diversify our dependency on Section 29 while increasing returns to our equity holders. We feel

                                     -more-

Headwaters Incorporated
Page 6 of 7


confident in the strength and stability of our cash flows and our ability to service our new debt levels."

"Through execution of our acquisition strategy and solid organic growth, our operations and revenue have greatly expanded over the last year," said Kirk A. Benson, Chairman and Chief Executive Officer. "We are finding additional synergies as we proceed with the integration of the companies that are new to Headwaters, and new product development from our Technology Innovation Group is contributing to further revenue and earnings diversification. Our strong growth outlook for Fiscal 2005 reflects both our strategic market positioning and leadership in each of our business segments as well as the value of our business model."

Management will host a conference call with a simultaneous web cast tomorrow at 11:00 a.m. Eastern/9:00 a.m. Mountain to discuss the Company's financial results and business outlook. The call will be available live via the Internet by accessing Headwaters' web site at www.hdwtrs.com and clicking on the Investor Relations section. To listen to the live broadcast, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, an online replay will be available for 90 days on www.hdwtrs.com, or a phone replay will be available through November 18, 2004 by dialing 800-642-1687 or 706-645-9291 and entering the pass code 2019680.

About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. The Company is focused on providing services to energy companies, conversion of fossil fuels into alternative energy products, and generally adding value to energy. Headwaters generates revenue from managing coal combustion products (CCPs) and from licensing its innovative chemical technology to produce an alternative fuel. Through its CCP business and its solid alternative fuels business, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.

Pro Forma Information

The pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the results of operations and which actually would have resulted had the acquisitions occurred on October 1, 2003, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available as of the date hereof.

Forward Looking Statements

Certain statements contained in this report are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

Forward-looking statements include Headwaters' expectations as to the managing and marketing of coal combustion products, building products, operation of facilities utilizing alternative fuel technologies, the marketing of synthetic fuels, the receipt of licensing fees, royalties, and product sales revenues, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of tax credits, the availability of feedstocks, and

                                     -more-

Headwaters Incorporated
Page 7 of 7


the marketability of the coal combustion products, building products, and synthetic fuel, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion product, synthetic fuel, and building products industries or the economy generally, factors which could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the captions entitled "Forward-looking Statements" and "Risk Factors" in Item 7 in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2003, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Our internet address is www.hdwtrs.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.


                          -Financial Tables to Follow-


                                     -more-

                                             HEADWATERS INCORPORATED
                            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                                    (in thousands, except per-share amounts)

                                                                        Quarter Ended September 30,
                                                            2003           2004           2004            2004
                                                      -----------------------------------------------------------
                                                        (ACTUAL)       (PRO FORMA)     (ACTUAL)      (PRO FORMA)
                                                                        (organic,                (all acquisitions
                                                                   excluding effect of          for entire quarter)
                                                                   2004 acquisitions)
Revenue:
     Sales of chemical reagents                           $ 30,276       $ 34,210       $ 34,210        $ 34,210
     License fees                                            7,880         13,445         13,445          13,445
     Coal combustion products revenues                      54,478         57,568         66,792          66,792
     Sales of construction materials                        13,308         13,536         84,066         135,172
     Other revenues                                            529            134            134             134
                                                      -----------------------------------------------------------
Total revenue                                              106,471        118,893        198,647         249,753
                                                      -----------------------------------------------------------

Operating costs and expenses:
     Cost of chemical reagents sold                         21,321         22,985         22,985          22,985
     Cost of coal combustion products revenues              38,511         39,676         47,246          47,246
     Cost of construction materials sold (a)                10,154         11,890         55,645 (a)      84,702 (a)
     Cost of other revenues                                    600             74             74              74
     Depreciation and amortization                           3,323          3,580          5,996           8,698
     Research and development                                1,503          2,205          2,205           2,205
     Selling, general and administrative                    10,455         14,139         24,595          30,655
                                                      -----------------------------------------------------------
Total operating costs and expenses                          85,867         94,549        158,746         196,565
                                                      -----------------------------------------------------------
Operating income                                            20,604         24,344         39,901          53,188

Interest income (expense), net                              (3,465)           538         (6,256)        (13,714)
Other income (expense), net                                    606         (2,041)        (2,022)         (2,218)
                                                      -----------------------------------------------------------
Income before income taxes                                  17,745         22,841         31,623          37,256

Income tax provision                                        (6,500)        (8,730)       (12,085)        (14,160)
                                                      -----------------------------------------------------------
Net income                                                $ 11,245       $ 14,111       $ 19,538        $ 23,096
                                                      ===========================================================

Basic earnings per share                                  $   0.41       $   0.42       $   0.59        $   0.69
                                                      ===========================================================

Diluted earnings per share                                $   0.40       $   0.41       $   0.57        $   0.67
                                                      ===========================================================

Weighted average shares outstanding -- basic                27,321         33,237         33,237          33,237
                                                      ===========================================================

Weighted average shares outstanding -- diluted              28,214         34,572         34,572          34,572
                                                      ===========================================================

Note regarding pro forma information: The pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the results of operations which actually would have resulted had the acquisitions not occurred, or occurred on October 1, 2003, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available as of the date hereof.

(a) Cost of construction materials sold includes $3,170 and $4,773 of depreciation expense for the 2004 actual and 2004 pro forma periods, respectively.

Reconciliation of actual results to pro forma results for the quarter ended
September 30, 2004:
  Headwaters' actual historical net income                                      $ 19,538        $ 19,538
  Net income of subsidiaries acquired in 2004 included in Headwaters'
    2004 actual results, net of interest expense on new debt issued
    to pay for acquisitions                                                       (5,427)           n/a
  Actual historical net income of subsidiaries acquired in 2004, for
    the period from July 1, 2004 to acquisition date                                               6,463 A
  Additional amortization expense for acquired intangible assets                                  (2,285)B
  Elimination of acquired subsidiaries' originally reported interest expense                       5,035 C
  Interest expense on new debt incurred by Headwaters to acquire subsidiaries                     (7,457)D
  Income tax effect of above pro forma adjustments                                                 1,802 E
                                                                               ----------      ------------
  Pro forma net income shown above                                              $ 14,111        $ 23,096
                                                                               ==========      ============

A Tapco only, for the period from July 1, 2004 through September 7, 2004.
B Net increase in amortization expense for intangible assets acquired in Tapco acquisition.
C Elimination of Tapco's interest on pre-acquisition debt retired by Headwaters at closing.
D Adjustment to record interest on new long-term debt issued by Headwaters to acquire Tapco.
E Income tax effect, calculated using a combined effective federal and state income tax rate of approximately 38%.

                                                    HEADWATERS INCORPORATED
                                    CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                                            (in thousands, except per-share amounts)


                                                                        Year Ended September 30,
                                                            2003           2004           2004            2004
                                                      --------------------------------------------------------------
                                                          (ACTUAL)     (PRO FORMA)      (ACTUAL)      (PRO FORMA)
                                                                        (organic,                   (all acquisitions
                                                                   excluding effect of               for entire year)
                                                                   2004 acquisitions)
Revenue:
     Sales of chemical reagents                           $128,375       $132,603       $132,603        $132,603
     License fees                                           35,726         72,721         72,721          72,721
     Coal combustion products revenues                     169,938        193,232        210,155         224,980
     Sales of construction materials                        49,350         49,941        134,027         457,387
     Other revenues                                          4,241          4,449          4,449           4,449
                                                      -----------------------------------------------------------
Total revenue                                              387,630        452,946        553,955         892,140
                                                      -----------------------------------------------------------

Operating costs and expenses:
     Cost of chemical reagents sold                         87,386         89,789         89,789          89,789
     Cost of coal combustion products revenues             123,146        136,673        150,080         161,139
     Cost of construction materials sold (a)                37,689         41,780         94,566 (a)     292,109 (a)
     Cost of other revenues                                  3,919            436            436             436
     Depreciation and amortization                          12,982         13,669         17,051          35,663
     Research and development                                4,674          7,340          7,340           7,340
     Selling, general and administrative                    40,715         53,711         66,936         119,361
                                                      -----------------------------------------------------------
Total operating costs and expenses                         310,511        343,398        426,198         705,837
                                                      -----------------------------------------------------------
Operating income                                            77,119        109,548        127,757         186,303

Interest income (expense), net                             (15,377)       (10,786)       (18,509)        (63,158)
Other income (expense), net                                 (1,661)        (4,093)        (4,141)         (4,639)
                                                      -----------------------------------------------------------
Income before income taxes                                  60,081         94,669        105,107         118,506

Income tax provision                                       (23,450)       (36,730)       (40,790)        (45,630)
                                                      -----------------------------------------------------------
Net income                                                $ 36,631       $ 57,939       $ 64,317        $ 72,876
                                                      ===========================================================

Basic earnings per share                                  $   1.35       $   1.82       $   2.02        $   2.29
                                                      ===========================================================

Diluted earnings per share                                $   1.30       $   1.75       $   1.95        $   2.21
                                                      ===========================================================

Weighted average shares outstanding -- basic                27,083         31,774         31,774          31,774
                                                      ===========================================================

Weighted average shares outstanding -- diluted              28,195         33,019         33,019          33,019
                                                      ===========================================================

(a) Cost of construction materials sold includes $3,497 and $16,509 of depreciation expense for the 2004 actual and 2004 pro forma periods, respectively.

Reconciliation of actual results to pro forma results for the year ended
September 30, 2004:
  Headwaters' actual historical net income                                      $ 64,317        $ 64,317
  Net income of subsidiaries acquired in 2004 included in Headwaters'
    2004 actual results, net of interest expense on new debt issued
    to pay for acquisitions                                                       (6,378)           n/a
  Actual historical net income of subsidiaries acquired in 2004, for
    the period from October 1, 2003 to acquisition dates                                          25,254 A
  Additional amortization expense for acquired intangible assets                                 (10,514)B
  Elimination of acquired subsidiaries' originally reported interest expense                      28,523 C
  Interest expense on new debt incurred by Headwaters to acquire subsidiaries                    (44,188)D
  Other pro forma adjustments                                                                      1,125
  Income tax effect of above pro forma adjustments, plus income taxes on
    acquired subsidiaries' results not historically subject to taxation                            8,359 E
                                                                               ----------      ----------
  Pro forma net income shown above                                              $ 57,939        $ 72,876
                                                                               ==========      ==========

A VFL's results for the period from October 1, 2003 through April 8, 2004, plus
  Eldorado's results for the period from October 1, 2003 through June 1, 2004, plus SCP's results for the period from October 1, 2003 through July 1, 2004, plus Tapco's results for the period from October 1, 2003 through September 7, 2004.
B Net increase in amortization expense for intangible assets acquired.
C Elimination of acquired subsidiaries' interest on pre-acquisition debt retired by Headwaters at closings.
D Adjustment to record interest on new long-term debt issued by Headwaters to acquire subsidiaries.
E Income tax effect, calculated using a combined effective federal and state income tax rate of approximately 39%, on pro forma adjustments; plus income taxes on VFL's, Eldorado's, and SCP's historical pre-tax results which were not historically subject to taxation.

                                            HEADWATERS INCORPORATED
                               CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
                                                 (in thousands)
                                                                                             September 30,
                                                                                     ----------------------------
                                                                                         2003            2004
                                                                                     ----------------------------
Assets:
Current assets:
  Cash and short-term investments                                                     $   21,653      $   27,586
  Trade receivables, net                                                                  52,399         129,899
  Inventories                                                                              7,827          43,812
  Other                                                                                    6,005          29,266
                                                                                     ----------------------------
Total current assets                                                                      87,884         230,563

Property, plant and equipment, net                                                        52,743         161,911
Intangible assets, net                                                                   112,414         298,803
Goodwill                                                                                 112,131         815,396
Debt issue costs and other assets                                                          8,103          34,106
                                                                                     ----------------------------
Total assets                                                                          $  373,275      $1,540,779
                                                                                     ============================

Liabilities and Stockholders' Equity:
Current liabilities:
  Accounts payable                                                                    $   17,177      $   30,838
  Accrued liabilities                                                                     29,056          97,465
  Current portion of long-term debt                                                       27,475          49,167
                                                                                     ----------------------------
Total current liabilities                                                                 73,708         177,470

 Long-term debt                                                                          104,044         923,347
 Deferred income taxes                                                                    50,663         121,469
 Other long-term liabilities                                                               4,703          10,338
                                                                                     ----------------------------
Total liabilities                                                                        233,118       1,232,624
                                                                                     ----------------------------

Stockholders' equity:
     Common stock - par value                                                                 28              34
     Capital in excess of par value                                                      130,936         235,581
     Retained earnings                                                                    12,213          76,530
     Other, primarily treasury stock                                                      (3,020)         (3,990)
                                                                                     ----------------------------
Total stockholders' equity                                                               140,157         308,155
                                                                                     ----------------------------
Total liabilities and stockholders' equity                                            $  373,275      $1,540,779
                                                                                     ============================

The current ratio as of September 30, 2004 of 1.30 is derived by dividing total current assets of $230,563 by total current liabilities of $177,470. The current ratio as of September 30, 2003 of 1.19 is derived by dividing total current assets of $87,884 by total current liabilities of $73,708.


Outstanding long-term debt before unamortized debt discount is calculated as follows:
  Current portion of long-term debt as shown above                                    $   27,475      $   49,167
  Long-term debt as shown above                                                          104,044         923,347
  Unamortized debt discount                                                                3,404               0
                                                                                     ----------------------------
  Total long-term debt, before unamortized debt discount                              $  134,923      $  972,514
                                                                                     ============================